EXHIBIT 23.1




             CONSENT OF INDEPENDENT REGISTERD PUBLIC ACCOUNTING FIRM




We hereby consent to incorporation by reference in the previously filed Registration Statement (No. 333-112174) on Form S-3 of American Bank Incorporated of our report dated March 14, 2007, relating to our audit of the consolidated financial statements included in and incorporated by reference in the Annual Report on Form 10-KSB of American Bank Incorporated for the year ended December 31, 2006.




/s/ S.R. Snodgrass, A.C.


Wexford, Pennsylvania
March 30, 2007